UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2015

TransDigm Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-32833

(Commission File Number)

41-2101738

(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(216) 706-2960

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants’ under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On July 28, 2015, TransDigm Group Incorporated (NYSE: TDG) announced that it has entered into a definitive agreement to acquire PneuDraulics, Inc. (“PneuDraulics”) for approximately $325 million in cash. The purchase price includes approximately $107 million of tax benefits to be realized by TransDigm over a 15 year period beginning in 2015. TransDigm expects to finance the acquisition through existing cash on hand. PneuDraulics manufactures proprietary, highly engineered aerospace pneumatic and hydraulic components and sub-systems for commercial transport, regional, business jet and military applications.

A copy of the July 28, 2015 press release announcing the definitive agreement to acquire PneuDraulics is attached to this Report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibit is being filed with this Report on Form 8-K:

99.1	Press Release issued July 28, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Terrance Paradie
Terrance Paradie
Executive Vice President and Chief Financial Officer

Date: July 28, 2015

Exhibit Index

Exhibit No.	Description

99.1	Press Release of TransDigm Group Incorporated, dated July 28, 2015.